TRUST GUARANTY

THIS TRUST GUARANTY, dated as of December 30, 2013 (the “Trust Guaranty”), is executed and delivered by SPRINGLEAF HOLDINGS, INC., a Delaware corporation (together with its successors, the “Parent Guarantor”), in favor of The Bank of New York (the “Trust Guarantee Trustee”), acting in its capacity as trustee, and the Holders from time to time of the Trust Securities (the “Trust Securities”) of AGFC Capital Trust I, a Delaware statutory trust (the “Trust”).

Pursuant to the Declaration of Trust, the Trust issued the Trust Securities.  Pursuant to the Trust Guarantee Agreement (the “SFC Trust Guarantee”), dated as of January 22, 2007, Springleaf Finance Corporation (“SFC”) irrevocably and unconditionally agreed, to the extent set forth in the SFC Trust Guaranty, to pay to the Holders of the Trust Securities the Guarantee Payments and to make certain other payments on the terms and conditions set forth therein.  In connection with the initial public offering of Parent Guarantor’s common stock, following a series of restructuring transactions that were effected in connection with such offering, SFC became an indirect Wholly-owned Subsidiary of the Parent Guarantor, and the Parent Guarantor is willing to execute and deliver this Agreement.  The Parent Guarantor has agreed to execute and deliver this Trust Guaranty, together with the Guaranty Agreement, dated the date hereof (the “Debenture Guaranty”), pursuant to which the Parent Guarantor has agreed to fully and unconditionally guarantee the payment and performance of the obligations of SFC under the 6.00% Junior Subordinated Debenture due 2067 (the “Notes”) and the Indenture, dated as of January 22, 2007, by and between SFC and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”), in order to fully and unconditionally guarantee the payment and performance of the obligations of SFC under the SFC Trust Guarantee Agreement, the Notes, the Indenture and the Declaration of Trust.

ARTICLE I
GUARANTEE

Section 1.1

Guarantee.  The Parent Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust or SFC), if, as and when due. The Parent Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Parent Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.  If any Holder or the Trust Guarantee Trustee is required by any court or otherwise to return to the Trust, SFC, the Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Trust, SFC or the Parent Guarantor, any amount paid hereunder either to the Trust Guarantee Trustee or any such Holder, this Trust Guaranty, to the extent theretofore discharged, shall be reinstated and thereafter be in full force and effect.

Trust Guaranty – SHI

Section 1.2

Waiver of Notice and Demand.  The Parent Guarantor hereby waives notice of acceptance of this Trust Guaranty and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Parent Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.3

Obligations Not Affected.  The obligations, covenants, agreements and duties of the Parent Guarantor under this Trust Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Trust Securities shall have been paid, and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation the following, whether or not with notice to, or the consent of, the Parent Guarantor:

(a)

the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Trust;

(b)

the extension of time for the payment by the Trust of all or any portion of the distributions, Redemption Price, Liquidation Distributions or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities (other than an extension of time for payment of distributions that results from the extension of any interest payment on the Debenture);

(c)

any, failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert, or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

(d)

the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

(e)

any invalidity of, or defect or deficiency in, the Trust Securities;

(f)

the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

Trust Guaranty – SHI

(g)

any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 1.3 that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Trust Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Parent Guarantor or any other Person with respect to the happening of any of the foregoing.

No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Parent Guarantor has or may have against any Holder shall be available hereunder to the Parent Guarantor against such Holder to reduce the payments to it under this Guarantee.

Section 1.4

Rights of Holders

(a)

The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee in respect of this Trust Guaranty or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under this Trust Guaranty.

(b)

If the Trust Guarantee Trustee fails to enforce this Trust Guaranty, then any Holder of Trust Securities may, subject to the subordination provisions of Section 2.2, institute a legal proceeding directly against the Parent Guarantor to enforce the Trust Guarantee Trustee's rights under this Trust Guaranty, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other Person or entity. In addition, if the Parent Guarantor has failed to make a Guarantee Payment, a Holder of Trust Securities may, subject to the subordination provisions of Section 2.2, directly institute a proceeding against the Parent Guarantor for enforcement of this Trust Guaranty for such payment to such Holder. The Parent Guarantor hereby waives any right or remedy to require that any action on this Trust Guaranty be brought first against the Trust or any other Person or entity before proceeding directly against the Parent Guarantor.

Section 1.5

Guarantee of Payment.  This Trust Guaranty creates a guarantee of payment and not of collection.

Section 1.6

Subrogation.  The Parent Guarantor shall be subrogated to all (if any) rights of the Holders of Trust Securities against the Trust in respect of any amounts paid to such Holders by the Parent Guarantor under this Trust Guaranty; provided, however, that the Parent Guarantor shall not (except to the extent required by mandatory provisions of law) be

Trust Guaranty – SHI

entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Guaranty, if, at the time of any such payment, any amounts are due and unpaid under this Trust Guaranty. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence, the Parent Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Trust Guarantee Trustee for the benefit of the Holders.

Section 1.7

Independent Obligations.  The Parent Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Securities and that the Parent Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Guaranty notwithstanding the occurrence of any event referred to in subsections 1.3(a) through 1.3(g), inclusive, hereof.

Section 1.8

Releases.  This Trust Guaranty shall be automatically and unconditionally released and discharged upon:

(a)

SFC ceasing to be a Wholly-owned Subsidiary of the Parent Guarantor;

(b)

SFC’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly-owned Subsidiary of Parent Guarantor and such transferee entity assumes the SFC’s obligations under the SFC Trust Guarantee; or

(c)

full payment of the Redemption Price of all Trust Securities or full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust.

Trust Guaranty – SHI

ARTICLE II
SUBORDINATION

Section 2.1

Ranking.  This Trust Guaranty will constitute an unsecured obligation of the Parent Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Parent Guarantor to the same extent that the Parent Guarantor’s guarantee of the Notes pursuant to the Debenture Guaranty is subordinated to the Senior Indebtedness (as defined in the Debenture Guaranty) of Parent Guarantor, (ii) on a parity with the most senior preferred securities or preference stock now or hereafter issued by the Parent Guarantor and with any guarantee now or hereafter entered into by, the Parent Guarantor in respect of such senior preferred securities or preference stock of any Affiliate of the Parent Guarantor and (iii) senior to the Parent Guarantor's common stock.

Section 2.2

Subordination of Trust Common Securities.  If a Trust Enforcement Event has occurred and is continuing under the Declaration of Trust, the rights of the holders of the Trust Common Securities to receive Guarantee Payments hereunder shall be subordinated to the rights of the Holders of the Trust Preferred Securities to receive Guarantee Payments under this Trust Guaranty.

ARTICLE III
MISCELLANEOUS

Section 3.1

Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the SFC Trust Guarantee.  All communications and notices hereunder to the Parent Guarantor shall be given to it in care of SFC as provided in the SFC Trust Guarantee.

Section 3.2

Waivers; Amendment.

(a)

No failure or delay by the Trust Guarantee Trustee or any Holder in exercising any right or power hereunder or under the SFC Trust Guarantee or the Trust shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Trust Guarantee Trustee and the Holders hereunder and under the SFC Trust Guarantee or the Trust are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Parent Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 3.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in similar or other circumstances.

Trust Guaranty – SHI

(b)

The Parent Guarantor may modify or amend this Agreement with the consent of a Majority in Liquidation Amount of Trust Preferred Securities  (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Trust Securities), and compliance with any provision of this Agreement may be waived with the consent of the Holders of a Majority in Liquidation Amount of Trust Preferred Securities  (including, without limitation, waivers obtained in connection with a tender offer or exchange offer for the Trust Securities), on behalf of the Holders of all of the Trust Securities. Notwithstanding the preceding sentence, the Parent Guarantor may modify or amend this Agreement without the consent of any Holder of Trust Preferred Securities:

(i)

to evidence that another entity is the Parent Guarantor’s successor and has assumed its obligations with respect to this Trust Guaranty;

(ii)

to add covenants of the Parent Guarantor or to add guarantees of any Person for the benefit of the Holders of the Trust Securities or to surrender any of the Parent Guarantor’s rights or powers under this Agreement;

(iii) to change or eliminate any restrictions on making any payment pursuant to this Trust Guaranty, so long as the interests of the Holders are not adversely affected in any material respect;

(iv)

 to secure this Trust Guaranty; or

(v)

to cure any ambiguity, defect or inconsistency in this Trust Guaranty or to make any other provisions with respect to matters or questions arising under this Agreement, so long as the action does not adversely affect the interests of the Holders of the Trust Securities in any material respect.

Section 3.3

No Recourse Against Others.  No director, officer, employee, incorporator or holder of any equity interests of the Parent Guarantor or any direct or indirect parent of Parent Guarantor shall have any liability for any obligations of the Trust, SFC or the Parent Guarantor under the Trust Securities, the Trust, the SFC Trust Guarantee or this Trust Guaranty or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 3.4

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Trust Guaranty – SHI

Section 3.5

Definitions.

(a)

“Agreement” means this Trust Guaranty.

(b)

“Wholly-owned” when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by the Parent Guarantor and/or one or more Wholly-owned Subsidiaries.

Capitalized terms used herein without definition shall have the meanings assigned to them in the SFC Trust Guarantee.

Section 3.6

Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.7

Benefits Acknowledged.  The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Agreement and that the guarantee and waivers made by it pursuant to this Agreement are knowingly made in contemplation of such benefits.

Section 3.9

Successors.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors of such party; and all covenants, promises and agreements by or on behalf of the Parent Guarantor that are contained in this Agreement shall bind and inure to the benefit of its successors.

Trust Guaranty – SHI

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed, all as of the date first above written.

SPRINGLEAF HOLDINGS, INC.

By:   _/s/  Minchung (Macrina) Kgil_

        Name: Minchung (Macrina) Kgil

        Title: SVP & CFO

Trust Guaranty – SHI